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                                                                    EXHIBIT 10.1


                                                          American National Bank
                                                    and Trust Company of Chicago

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                                 AMENDED AND RESTATED INSTALLMENT NOTE (SECURED)
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$3,880,000.00                          Chicago, Illinois          April 26, 2000
                                                     Due:           May 31, 2004

         FOR VALUE RECEIVED, the undersigned, Quantum Leap Communications, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of American National Bank and Trust Company of Chicago, a national banking association (the "Lender") at its principal place of business in Chicago, Illinois, or such other place as Lender may designate from time to time, the principal sum of Three Million Eight Hundred Eighty Thousand and No/100 Dollars ($3,880,000.00), which sum shall be due on May 31, 2004 and shall be payable in successive installments as follows: (a) monthly installments of interest only until (i) such time as the second draw has been funded or (ii) October 15, 2000, whichever is sooner to occur; THEN (b) fixed and level monthly installments of principal and interest in an aggregate amount computed on a 20-year amortization schedule; THEN (c) at such time as the third and final draw has been funded, fixed and level monthly installments of principal and interest in an aggregate amount computed on the then outstanding principal balance based on a 20-year amortization schedule, with the final installment due and payable on May 31, 2004 (the "Maturity Date") and equal to the balance of all amounts remaining due hereunder. The first installment shall be due on the last day of April, 2000, and successive installments shall be paid on the same day of each month, thereafter until paid. THIS IS A BALLOON NOTE AND ON THE MATURITY DATE A SUBSTANTIAL PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE WILL REMAIN UNPAID BY THE FOREGOING MONTHLY PAYMENTS.

         The credit facility which this Note represents is a limited draw installment facility, not a revolving credit facility. Therefore, Lender will make available to Borrower principal draws under this Note up to a maximum principal amount equal to the lesser of (i) $3,880,000.00 or (ii) 80% of the then current appraised value of the "Mortgaged Real Property" (as defined below in this Note), in all instances reduced by the total amount of principal draws Borrower previously received under this Note. If Borrower repays to Lender any principal previously advanced to Borrower under this Note, Borrower nevertheless may not reborrow such previously repaid principal, and the full dollar amount of said principal advances Lender previously made to Borrower will reduce, on a dollar for dollar basis, the amount of principal available to Borrower under this Note as aforesaid, even after repayment. For purposes of this Note, the term "Mortgaged Real Property" means all real property which from time to time is subject to the "Mortgage" (as defined below in this Note) at any time, whether currently or in the future.

         Borrower's obligations and liabilities to Lender under this Note, and all other obligations and liabilities of Borrower to Lender (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, including those evidenced in rate hedging agreements designed to protect the Borrower from the fluctuation of interest rates, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Lender by or on behalf of Borrower, or by oral agreement or operation of law or otherwise shall be defined and referred to herein as "Borrower's Liabilities".

         Borrower may receive incremental sums from Lender, which in the aggregate shall not exceed the lesser of Three Million Eight Hundred Eighty Thousand and No/100 Dollars ($3,880,000.00) or 80% of the then current appraised value of the Mortgaged Real Property. The receipt of these incremental sums shall not convert this term loan into a revolving line of credit. Before or at such time as any extension of an incremental sum under this Note is funded, the Borrower agrees to execute and deliver to Lender any and all instruments or documents which the

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Lender may reasonably require to give effect to a first mortgage lien on property located at Unit 4 in Gibraltar Lofts - 420 West Huron Condominium, 420 West Huron Street, Chicago, Illinois 60610 at such time as such unit is acquired.

         The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed at a daily rate equal to the daily rate equivalent of 9.20% per annum (computed on the basis of a 360-day year and actual days elapsed); provided, however, that in
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the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.

         Borrower represents and warrants to Lender that: (a) the entire proceeds of this Note are from a "business loan" (as that term is used in 815 ILCS 205/4); (b) Borrower is a person borrowing money for the purpose of carrying on or acquiring a business of Borrower of the nature described in said 815 ILCS 205/4; and (c) the proceeds of this Note shall be used exclusively for the purpose of carrying on or acquiring a business of Borrower of the nature described in said 815 ILCS 205/4. Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

         To secure the prompt payment to Lender of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Lender, Borrower grants to Lender a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Lender or its bailee for any purpose; (b) (i) Mortgage and Assignment of Rents and Leases dated as of June 29, 1999 and recorded on July 16, 1999 in the Office of the Recorder of Cook County, Illinois as Document No. 99681887, as modified from time to time (the "Mortgage"), made by Borrower on property located at Units 1, 2 and 3 in Gibraltar Lofts - 420 West Huron Condominium, 420 West Huron Street, Chicago, Illinois 60610; (ii) a first mortgage lien on property located at Unit 4 in Gibraltar Lofts - 420 West Huron condominium, 420 West Huron Street, Chicago, Illinois 60610 at such time as such units are acquired; and (iii) all business assets of Borrower, pursuant to that certain Security Agreement (General) of even date herewith, as amended from time to time, by and between Borrower and Lender (the "Security Agreement"); and (c) all substitutions, renewals, improvements, accessions or additions thereto, replacements, offspring, rents, issues, profits, returns, products and proceeds thereof, including without limitation proceeds of insurance policies insuring the foregoing collateral (all of the foregoing property is referred to herein individually and collectively as "Collateral").

         To further secure this Note, Leapnet, Inc., a Delaware corporation ("Guarantor"), has executed and delivered that certain Guaranty dated June 29, 1999 (the "Guaranty") and that certain Cross-Collateralization and Cross-Default Agreement dated June 29, 1999 (the "Cross-Default Agreement") (the Mortgage, this Note, the Existing Note (as defined below), the Security Agreement, the Guaranty, the Cross-Default Agreement and any other document now or subsequently entered into by Borrower or Guarantor to evidence or secure the Borrower's Liabilities, each as amended, restated or replaced from time to time, are sometimes hereinafter collectively referred to as the "Loan Documents").

         Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Lender to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Lender or its bailee for any purpose, may be reduced to cash and applied by Lender to or setoff by Lender against Borrower's Liabilities.

         Borrower agrees to deliver to Lender immediately upon Lender's demand, such additional collateral as Lender may request from time to time should the value of the Collateral (in Lender's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Lender deem itself insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Lender a continuing security interest in such other

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collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Lender, at any time upon Lender's demand therefor, all agreements, instruments, documents and other written matter that Lender may request, in form and substance acceptable to Lender, to perfect and maintain perfected Lender's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

         Lender may take, and Borrower hereby waives notice of, any action from time to time that Lender may deem necessary or appropriate to maintain or protect the Collateral, and Lender's security interest therein, and in particular Lender may at any time; (i) transfer the whole or any part of the Collateral into the name of the Lender or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Lender's taking any action permitted by this paragraph; (b) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Lender, its officers, agents or employees, except for willful misconduct.

         The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise) and such failure remains unremedied for a period of seven
(7) days; (b) if Borrower or any guarantor of any of Borrower's Liabilities (including but not limited to the Guarantor) fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note and such failure or neglect remains unremedied for a period of seven (7) days; (c) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower or Guarantor to Lender; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Lender by any guarantor (including but not limited to the Guarantor) of Borrower's Liabilities or by any person or entity which has granted to Lender a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities (including but not limited to the Loan Documents); (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency;
(g) if Borrower or any guarantor (including but not limited to the Guarantor) of Borrower's Liabilities becomes insolvent or generally fails top pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency or Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's or Guarantor's assets or the Collateral; (i) the revocation, termination or cancellation of any guaranty (including but not limited to the Guaranty) of Borrower's Liabilities without written consent of Lender; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under
Section 302(f) of ERISA; (k) if Borrower or any guarantor (including but not limited to the Guarantor) of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, Guarantor or their respective partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (n) if Lender is reasonably insecure.

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         Upon the occurrence of an Event of Default, at Lender's option, without notice by Lender to or demand by Lender of Borrower: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Lender may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Lender may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Lender may sell or otherwise dispose of the collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Lender.

         Upon an Event of Default, Borrower, immediately upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.

         All of Lender's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Lender of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Lender to enforce prompt payment hereof. Lender's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Lender may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

         Borrower agrees to pay, immediately upon demand by Lender, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expense) incurred by Lender (i) in enforcing any of Lender's rights hereunder, and (ii) in representing Lender in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.

         This Note shall be deemed to have been submitted by Borrower to Lender and to have been made at Lender's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

         The unpaid balance of the indebtedness hitherto evidenced by that certain Installment Note (Secured) dated June 29, 1999 made by Borrower to the order of Lender in the original principal amount of Two Million Two Hundred Forty Thousand and No/100 Dollars ($2,240,000.00) (the "Existing Note") remains outstanding as of the date hereof and shall continue to be secured pursuant to the terms of the Loan Documents. The principal balance of this Note (i) merely re-evidences the indebtedness hitherto evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Notes and (iii) is in no way intended to constitute a novation of the Existing Note.

         TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

         BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN

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CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT
DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.



                                      Borrower:

Address:  420 West Huron Street               Quantum Leap Communications, Inc.,
          Chicago, Illinois 60610             a Delaware corporation


                                      By:  /s/ Robert C. Bramlette
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                                      Name:    Robert C. Bramlette
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                                      Its:     Vice President
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